BB&T
First Amendment
to
First Amended and Restated Loan Agreement

9520406872
Account Number

This First Amendment to First Amended and Restated Loan Agreement (this “Amendment”) is made as of October _____, 2012 by and between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”) and the following entities (collectively, the “Borrowers”):

Synalloy Corporation, a Delaware corporation (“Synalloy”);

Metchem, Inc., a Delaware corporation (“Metchem”);

Synalloy Fabrication, LLC (formerly named SFR, LLC) (“Synalloy Fabrication”);

Ram-Fab, LLC, a South Carolina limited liability company (“Ram-Fab”);

Synalloy Metals, Inc., a Tennessee corporation (“Synalloy Metals”);

Bristol Metals, LLC, a Tennessee limited liability company (“Bristol”);

Manufacturers Soap & Chemical Company, a Tennessee corporation (“Manufacturers Soap”);

Manufacturers Chemicals, LLC, a Tennessee limited liability company (“Manufacturers Chemicals”); and

Lee-Var, Inc., a Texas corporation (d/b/a Palmer of Texas, “Palmer”);

for purposes of amending (and, to the extent applicable, providing for matters for the avoidance of doubt) as to certain aspects and provisions of the First Amended and Restated Loan Agreement dated as of August 21, 2012 (as amended hereby, the “Loan Agreement”) among the parties hereto. Capitalized terms used in this Amendment without definition retain (except as amended hereby) the meanings respectfully assigned to such terms in the Loan Agreement.

As set forth in the Loan Agreement and the Line of Credit Note, the Line of Credit has been heretofore extended in the maximum principal amount not to exceed, at any one time, the lesser of (a) $25,000,000 or (b) the Availability (as defined in Section 10.01 of the Loan Agreement). The Line of Credit is for the purpose of working capital, and the Borrower's obligations to repay the Line of Credit and interest and other obligations are evidenced by the Borrowers' promissory note nominated as the Modification, Renewal, Increase and Restatement of Promissory Note dated August 21, 2012 in the original principal amount of up to $25,000,000 (the “Line of Credit Note”) and maturing August 21, 2015, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full. Contemporaneously herewith, the Line of Credit Note is being restated in full by the Restated Line of Credit Note referred to below) to effect the matters set forth in this Amendment.

The Borrowers have requested the Bank and the Bank has agreed, subject to the terms of this Amendment to (a) increase the amount available under the Line of Credit, as governed under the Loan Agreement and subject to the terms thereof and of the Line of Credit Note, from up to $25,000,000 to up to $30,000,000 temporarily for the period set forth below; and (b) provide for certain other matters as set forth herein. Accordingly, from and after the execution and delivery of this Amendment, the Borrower's obligations to repay the Line of Credit and interest and other matters shall be evidenced by the Borrowers' restated promissory note (i.e., restated Line of Credit Note) nominated as the Modification, Renewal, Increase and Restatement of Promissory Note dated the date of this amendment in the original principal amount of up to $30,000,000 for a period of one year and then $25,000,000 thereafter (the “Restated Line of Credit Note”) and maturing August 21, 2015, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full.

All of the obligations of the Borrowers, whether of payment or performance, under the Line of Credit, the Term Loan any additional Loans, all notes or other instruments evidencing the same, the Loan Agreement, this Amendment, the other Loan Documents constitute the joint and several obligations of the Borrowers in nature.

BB&T
First Amendment
to
First Amended and Restated Loan Agreement

Section 1 One-Year Line of Credit Increase (from $25 million to $30 million)

The paragraph on the first page of the Loan Agreement and entitled “Line of Credit” is hereby restated to read in full as follows:

Line of Credit (“Line of Credit”) in the maximum principal amount not to exceed, at any one time, the lesser of the following subsections (a) and (b) (such lesser amount, the “Line of Credit Availability”):

(a)
(i) from the period extending from August 21, 2012 to October ____, 2012, the principal amount of $25,000,000; (ii) from the period extending from October ____, 2012 to October ___, 2013, the principal amount of $30,000,000; and (iii) from the period extending from October ___, 2013 to the maturity date of the Line of Credit Note, the principal amount of $25,000,000 and

(b)	the Availability (as defined in Section 10.01 below).

The Line of Credit is for the purpose of working capital is evidenced by the Borrowers' promissory note dated on or after the date hereof, as to be restated by Borrower's promissory note nominated as the Modification, Renewal, Increase and Restatement of Promissory Note to be dated on or about ___________, 2012 in the original principal amount of up to $30,000,000 for a period of one year and then $25,000,000 thereafter (the “Restated Line of Credit Note”) and maturing August 21, 2015, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full. In the event that at any time the principal amount outstanding under the Line of Credit shall exceed the then applicable Line of Credit Availability, the Borrower shall promptly repay such excess principal amounts to the extent necessary to regain compliance with the Line of Credit Availability. Accrued interest only shall be repayable monthly beginning thirty (30) days from the date of this Agreement. Prior to maturity or the occurrence of any Event of Default hereunder and subject to the Availability limitations, the Borrowers may borrow, repay, and reborrow under the Line of Credit through maturity. The Line of Credit shall bear interest at the rate set forth in the Restated Line of Credit Note or in any other note or other instrument evidencing all or any portion of the Line of Credit, the terms of which are incorporated herein by reference.

The definition of “Availability” on page 9 of the Loan Agreement is hereby restated to read in full as follows:

“Availability” means the maximum principal available amount under the Line of Credit (within the Line of Credit Availability under the Line of Credit) as calculated and re-calculated from time to time pursuant to a Borrowing Base Certificate and, at all times following a Leverage Ratio Event, any Schedule DD or comparable document to be entered, if and when applicable, among the Borrower and the Bank and setting forth such collateral valuation levels, percentages and other availability provisions satisfactory to the Bank as contemplated by Section 5 of this Agreement.

Any references to the amount available to be drawn under the Line of Credit, set forth in the Loan Agreement, the other Loan Documents and any related agreement, instrument, filing, document or other papers shall henceforth be deemed amended, mutatis mutandis, to reflect the Line of Credit Availability as provided in this Section 1 of this Amendment.

Section 2 Quarterly Financial Statements and Monthly Borrowing Base Certificates: Interim financial statements (10-Q) within 45 days of each quarter end, which shall be accompanied by the following: a) Loan Agreement Compliance Certificate; b) monthly Borrowing Base Certificates within 30 days of the end of each calendar month and; c) Accounts receivable agings and other information on A/R, inventory and Accounts Payable, if requested by Bank. All information shall in reasonable detail and in a form acceptable to Bank.

Section 3 Security. For the avoidance of doubt, the obligations of the Borrowers under and in respective of the Line of Credit and the Restated Line of Credit Note have been and shall continue following the effectiveness of this Amendment to be (along with the other obligations referenced therein), secured by and enjoying the benefits of the pledges, mortgages, deeds of trust, collateral and other matters and security set forth in the Loan Agreements, including without limitation the Security Agreement and, to the extent applicable, the other agreements, instruments, filings and other papers set forth on Attachment 1 to this Amendment.

Section 4 Bringdown of Representations and Warranties. The Borrowers represent and warrant to Bank the continued accuracy and completeness, as of the date hereof, of all representations made in the Loan Documents (including without limitation Section 2 of the Loan Agreement), taking into account this Amendment constituting one of the Loan Documents.
BB&T
First Amendment
to
First Amended and Restated Loan Agreement

Section 5 Fee. In consideration for the matters set forth in this Amendment, the Borrowers shall pay to the Bank, contemporaneously with the date hereof, a one-time fee in the amount of ten basis points of the amount of the increase ($5,000).

Section 6 Miscellaneous.

(a)
Certain Provisions Incorporated by Reference. Without limiting the continued general applicability of Section 10 (or any other provisions) of the Loan Agreement, the provisions of Sections 10.02 through Section 10.18 of the Loan Agreement are incorporated into this Amendment, mutatis mutandis, as if set forth herein in full.

(b)
Matters as to Amendment. This Amendment constitutes an amendment to the Loan Agreement (and, to the extent applicable, all other Loan Documents) and except for the effect of any matters expressly set forth in this Amendment, this Amendment and each of the Loan Documents is, and shall continue to be following the effectiveness of this Amendment, in full force and effect in accordance with the terms thereof, and nothing in this Amendment shall otherwise be deemed to amend or modify any provision of the Loan Documents, each of which shall remain in full force and effect except as otherwise expressly provided herein or therein. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction. This Amendment does not effect the release of any collateral, does not disturb the perfection or priority of any existing liens, and does not effect the release of any obligor, guarantor or other party from its obligations.

(c)
References to Line of Credit Note. From and after the date of this Amendment, all references to the “Line of Credit Note” or similar references shall henceforth mean the same as, from and after the date of this Amendment, restated by the Restated Line of Credit Note.

(d)
Loan Documents. For the avoidance of doubt, the term “Loan Documents” as used in the Loan Agreement and all the other Loan Documents as heretofore defined therein, includes among the other items set forth in such term, this Amendment and the Restated Line of Credit Note.

(e)
References to Documents. Each reference in the Loan Agreement, this Amendment and any other Loan Documents shall be the same as may be amended, restated, increased, decreased, extended, reduced or otherwise modified and effect from time to time.

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BB&T
First Amendment
to
First Amended and Restated Loan Agreement

(f)
WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AMENDMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AMENDMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK'S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment under seal as of the date first written above.

Witness (as to the co-Borrowers): ______________________________
SYNALLOY CORPORATION
METCHEM, INC.
SYNALLOY METALS, INC.
MANUFACTURERS SOAP & CHEMICAL COMPANY
RAM-FAB, LLC
MANUFACTURERS CHEMICALS, LLC
BRISTOL METALS, LLC
SYNALLOY FABRICATION, LLC
LEE-VAR, INC.

By:                                                                                   (SEAL)
Richard D. Sieradzki
Vice President, Finance
of and on behalf of each of
the above-named entities

Witness (as to BB&T): ______________________________	BRANCH BANKING AND TRUST COMPANY By: ________________________________ Stan W. Parker Senior Vice President

[Signature Page to First Amendment to First Amended and Restated Loan Agreement]

BB&T
First Amendment
to
First Amended and Restated Loan Agreement

                                , 2012

Borrowers: The entities executing as co-Borrowers to the First Amendment to which this Attachment 1 is Attached to the agreement of instrument to which this Attachment is attached, on a joint and several basis

This page forms a part of the instrument or agreement to which it is attached and constitutes an integral part thereof.

_________________________________________________________________________________________________________________

The agreement or instrument to which this attachment is attached and all loans, notes, instruments and other liabilities and obligations referenced therein are all governed, secured, guarantied and/or otherwise related to by, as applicable, each of the following (each of which is - except as otherwise set forth below - originally dated on or about August 21, 2012, provided that references to the following are as the same may be amended, restated, increased, decreased or otherwise modified and in effect from time to time).

•	First Amended and Restated Loan Agreement (the “Loan Agreement”) among Branch Banking and Trust Company (“BB&T”) and the multiple Borrowers referenced above (collectively, the “Borrowers”).

•	Joinder Agreement among the Borrowers and the Bank.

•	All Swap Agreements (as defined in the Loan Agreement)

•	Security Agreement among the Borrowers and BB&T.

•	Mortgage of Real Estate with respect to one or more parcels of real property located in the State of Arkansas, from one or more of the applicable Borrowers for the benefit of BB&T.

•	Deed of Trust for Real Estate with respect to one or more parcels of real property located in the State of Tennessee, from one or more of the applicable Borrowers for the benefit of BB&T.

•	Deed of Trust for Real Estate with respect to one or more parcels of real property located in the State of Texas, from one or more of the applicable Borrowers for the benefit of BB&T.

•
Negative Pledge Agreements, each dated on or about July 9, 2010, from the applicable Borrower(s) named therein for the benefit of BB&T and relating to real properties in Spartanburg County, SC; Bradley County, TN; Sullivan County, TN. Also, any other negative pledge agreements or similar documents executed and delivered by one or more Borrowers, including without limitation in connection with the Palmer Acquisition.

•	Stock and LLC Interests Pledge Agreement the Borrowers and the Bank.

•	Assignments of Life Insurance Policies, each dated June 30, 2010, for policies executed by Synalloy Corporation for policies numbered 1820005, 1820003, 1820007, 1820001, 1820009.

•	Any and all other Loan Documents (as defined in the Loan Agreement)